PBF Energy Reports Third Quarter 2014 Results, Declares Dividend of $0.30 Per Share,
Announces $100 Million Increase to Share Repurchase Authorization, and
Appointment of Thomas Nimbley to PBF Energy's Board of Directors

PARSIPPANY, NJ - October 30, 2014 - PBF Energy Inc. (NYSE: PBF) today reported third quarter 2014 Operating Income of $284.1 million versus an Operating Loss of $(55.6) million for the third quarter of 2013. Adjusted Pro Forma Net Income for the third quarter 2014 was $155.6 million, or $1.60 per share on a fully-exchanged, fully-diluted basis, as described below, compared to an Adjusted Pro Forma Net Loss of $(46.9) million, or $(0.48) per share, for the third quarter 2013. Net Income attributable to PBF Energy Inc. for the quarter was $141.0 million. PBF Energy's financial results reflect the consolidation of the financial results of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 51.1% of the limited partner interests as of quarter-end.

Tom Nimbley, PBF Energy's CEO, said, “This is PBF's fourth successive quarter of positive results and, as of the third quarter of 2014, the East Coast has contributed over 50 percent of the total EBITDA of the company for the year. Our East Coast results reflect our continuing efforts to use our procurement optionality to source the most economic barrels for processing at our East Coast facilities, as well as in the Mid-continent.” Mr. Nimbley continued, “Stable operations during the quarter allowed us to benefit from lower feedstock costs, capture the wide distillate margins and recognize improved margins on our lower value products as a result of the overall decline in crude prices.”

Throughput for the quarter averaged approximately 495,500 barrels per day, which was in-line with total guidance for the quarter. Throughput on the East Coast averaged approximately 344,100 barrels per day and throughput in the Mid-continent averaged approximately 151,400 barrels per day. We ran the East Coast at higher than expected rates in order to capture favorable product differentials.

During the third quarter of 2014, the company processed approximately 130,200 barrels per day of rail-delivered crudes through its East Coast system, 47,200 barrels per day of which were heavy crude oil. Economics for North American barrels sourced by rail versus waterborne barrels impacted deliveries as did the scheduling of deliveries to the light crude unloading rack ("loop track") at Delaware City as a result of planned third-party rail facility maintenance activity in the Mid-continent.

On September 30, 2014, a subsidiary of PBF completed the sale of the West Rack, a 40,000 barrel per day heavy crude oil rail unloading facility, located at PBF's Delaware City refinery to PBF Logistics LP for total consideration of $150 million, consisting of $135 million in cash and PBF Logistics LP limited partner interests of $15 million, or 589,536 common units.

“With our first drop-down successfully completed in the quarter, we monetized another valuable piece of our logistics infrastructure and have used a portion of those funds to return value to our shareholders through our share repurchase program. The program was implemented late in the third quarter and remains active at this time,” said Mr. Nimbley. “The markets continue to be turbulent and PBF is focused on operating safely and capturing the opportunities that the markets present. We remain committed to return value to our shareholders and we continue to pursue opportunities to grow the business.”

During the third quarter of 2014, we wrote down assets associated with an abandoned capital project at our Delaware City refinery, resulting in a pre-tax charge of $28.5 million.

Effective October 29, 2014, Tom Nimbley, PBF Energy's Chief Executive Officer, has been appointed to the company's board of directors. Mr. Nimbley has served as PBF's Chief Executive Officer since June of 2010. Prior thereto, he served as a Principal for Nimbley Consultants LLC from June 2005 to March 2010, where he provided consulting services and assisted on the acquisition of two refineries. He previously served as Senior Vice President and Head of Refining for Phillips Petroleum Company and subsequently Senior Vice President and head of Refining for ConocoPhillips' domestic refining system (13 locations) following the merger of Phillips and Conoco. Before joining Phillips at the time of its acquisition of Tosco in September 2001, Mr. Nimbley served in various positions with Tosco Corporation and its subsidiaries starting in April 1993.

PBF Energy Inc. Share Repurchase Program
On August 19, 2014, PBF announced that its board of directors authorized the repurchase of up to $200 million of PBF Class A Common Stock. On October 29, 2014, the board of directors approved a $100 million increase to the existing authorization, for a total repurchase authorization of $300 million. The repurchase authorization expires on September 30, 2016.

These repurchases may be made from time to time through various methods, including open market transactions, block trades, accelerated share repurchases, privately negotiated transactions or otherwise, certain of which may be effected through Rule 10b5-1 and Rule 10b-18 plans. The timing and number of shares repurchased will depend on a variety of factors, including price, capital availability, legal requirements and economic and market conditions. PBF is not obligated to purchase any shares under the repurchase program, and repurchases may be suspended or discontinued at any time without prior notice.

As of the end the third quarter, 1,354,943 shares of Class A common stock have been repurchased at an average price of approximately $24.03 per share. After giving effect to shares already purchased under the program, the company has approximately $200 million of available repurchasing authorization under the program going forward. At the end of the quarter, there were 86,390,173 shares of Class A common stock outstanding.

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on November 25, 2014, to holders of record as of November 10, 2014.

Adjusted Pro Forma Results
Adjusted Pro Forma results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Pro Forma Net Income, Adjusted Pro Forma Net Income per fully exchanged, fully diluted share, gross refining margin, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA. PBF Energy Inc. believes that non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures.

PBF Energy Inc.'s non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding third quarter results and other business matters on Thursday, October 30, 2014, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be heard by dialing (800) 862-9098 or (785) 424-1051, conference ID: PBFQ314. The audio replay will be available two hours after the end of the call through November 14, 2014, by dialing (800) 723-5782 or (402) 220-2663.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risks disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customers and vendors; risks relating to the securities markets generally; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally sensitive manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also indirectly owns the general partner and approximately 51.1% of the limited partner interest of PBF Logistics LP (NYSE: PBFX).

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenues	$5,260,003	$4,858,880	$15,308,155	$14,335,020

Costs and expenses:
Cost of sales, excluding depreciation	4,670,908	4,663,697	13,754,048	13,394,777
Operating expenses, excluding depreciation	202,625	192,647	682,246	601,245
General and administrative expenses	34,339	30,748	103,976	79,983
Loss (gain) on sale of assets	18	(48)	(162)	(48)
Depreciation and amortization expense	68,010	27,435	135,887	81,530
	4,975,900	4,914,479	14,675,995	14,157,487

Income (loss) from operations	284,103	(55,599)	632,160	177,533

Other income (expenses):
Change in fair value of catalyst lease	5,543	(2,363)	1,204	3,118
Interest expense, net	(24,374)	(26,242)	(75,831)	(69,561)
Income (loss) before income taxes	265,272	(84,204)	557,533	111,090
Income tax expense (benefit)	95,260	(19,311)	158,413	(898)
Net income (loss)	170,012	(64,893)	399,120	111,988
Less: net income (loss) attributable to noncontrolling interests	29,042	(45,045)	159,746	103,604
Net income (loss) attributable to PBF Energy Inc.	$140,970	$(19,848)	$239,374	$8,384

Net income (loss) available to Class A common stock per share:
Basic	$1.61	$(0.50)	$3.35	$0.28
Diluted	$1.60	$(0.50)	$3.32	$0.27
Weighted-average shares outstanding-basic	87,656,611	39,575,429	71,544,080	30,094,946
Weighted-average shares outstanding-diluted	97,344,515	39,575,429	72,071,903	30,748,901

Dividends per common share	$0.30	$0.30	$0.90	$0.90

Adjusted pro forma net income (loss) and adjusted pro forma net income (loss) per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted pro forma net income (loss)	$155,566	$(46,920)	$330,519	$70,650
Adjusted pro forma net income (loss) per fully exchanged, fully diluted share	$1.60	$(0.48)	$3.39	$0.72
Pro forma shares outstanding - diluted	97,344,515	96,819,101	97,391,667	97,473,056

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	September 30,	December 31,
	2014	2013

Cash, cash equivalents and marketable securities	$742,306	$76,970
Inventories	$1,787,465	$1,445,517
Total assets	$5,877,118	$4,413,808
Total debt	$1,156,503	$747,576
Total equity	$2,174,539	$1,715,256

Net debt to capitalization ratio	16%	28%
Total debt to capitalization ratio	35%	30%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows provided by operations	$352,961	$142,581
Cash flows used in investing activities	(521,311)	(197,523)
Cash flows provided by (used in) financing activities	568,773	(173,525)
Net increase (decrease) in cash and cash equivalents	400,423	(228,467)
Cash and cash equivalents, beginning of period	76,970	285,884
Cash and cash equivalents, end of period	$477,393	$57,417
Marketable securities	264,913	—
Net cash, cash equivalents and marketable securities	$742,306	$57,417

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 2)
(Unaudited, in thousands)

	Three Months Ended September 30, 2014
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$5,260,003	$14,744	$—	$(14,744)	$5,260,003
Depreciation and amortization	64,123	586	3,301	—	68,010
Income (loss) from operations	314,667	7,519	(38,083)	—	284,103
Interest expense, net	5,317	824	18,233	—	24,374
Capital expenditures	$100,492	$24,722	$32,642	$—	$157,856

	Three Months Ended September 30, 2013
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$4,858,880	$—	$—	$—	$4,858,880
Depreciation and amortization	23,825	291	3,319	—	27,435
Income (loss) from operations	(19,648)	(2,138)	(33,813)	—	(55,599)
Interest expense, net	7,295	—	18,947	—	26,242
Capital expenditures	$72,837	$8,200	$34,588	$—	$115,625

	Nine Months Ended September 30, 2014
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$15,308,155	$22,526	$—	$(22,526)	$15,308,155
Depreciation and amortization	124,603	1,161	10,123	—	135,887
Income (loss) from operations	736,607	9,367	(113,814)	—	632,160
Interest expense, net	20,403	1,184	54,244	—	75,831
Capital expenditures	$262,968	$28,726	$39,050	$—	$330,744

	Nine Months Ended September 30, 2013
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$14,335,020	$—	$—	$—	$14,335,020
Depreciation and amortization	71,331	741	9,458	—	81,530
Income (loss) from operations	273,296	(6,576)	(89,187)	—	177,533
Interest expense, net	13,910	—	55,651	—	69,561
Capital expenditures	$158,286	$18,373	$51,690	$—	$228,349

	Balance at September 30, 2014
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets	$4,956,388	$360,045	$565,962	$(5,277)	$5,877,118

	Balance at December 31, 2013
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets	$4,111,124	$47,573	$255,111	$—	$4,413,808

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Nine months ended
	September 30,		September 30,
Market Indicators (dollars per barrel) (Note 3)	2014	2013	2014	2013
Dated Brent Crude	$101.93	$110.29	$106.52	$108.46
West Texas Intermediate (WTI) crude oil	$97.56	$105.79	$99.77	$98.13
Crack Spreads:
Dated Brent (NYH) 2-1-1	$13.91	$13.15	$13.07	$13.43
WTI (Chicago) 4-3-1	$16.63	$14.97	$17.40	$23.38
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$4.36	$4.50	$6.75	$10.33
Dated Brent less Maya (heavy, sour)	$11.06	$10.95	$14.52	$8.56
Dated Brent less WTS (sour)	$13.14	$4.81	$13.95	$12.48
Dated Brent less ASCI (sour)	$5.02	$5.92	$7.39	$4.37
WTI less WCS (heavy, sour)	$20.06	$23.89	$20.70	$22.37
WTI less Bakken (light, sweet)	$6.43	$4.75	$4.98	$2.92
WTI less Syncrude (light, sweet)	$4.12	$0.81	$1.97	$(2.23)
Natural gas (dollars per MMBTU)	$3.95	$3.56	$4.41	$3.69

Key Operating Information
Production (barrels per day ("bpd") in thousands)	496.8	446.1	465.3	449.3
Crude oil and feedstocks throughput (bpd in thousands)	495.5	446.0	465.9	450.7
Total crude oil and feedstocks throughput (millions of barrels)	45.6	41.0	127.2	123.1
Gross refining margin per barrel of throughput (Note 4)	$12.60	$4.75	$12.04	$7.65
Operating expense per barrel of throughput (Note 5)	$4.41	$4.69	$5.34	$4.89
Crude and feedstocks (% of total throughput) (Note 6)
Heavy	12%	17%	13%	16%
Medium	43%	43%	44%	44%
Light	34%	30%	34%	32%
Other feedstocks and blends	11%	10%	9%	8%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	46%	45%	47%	45%
Distillates and distillate blendstocks	36%	37%	36%	37%
Lubes	2%	2%	2%	2%
Chemicals	3%	3%	3%	3%
Other	13%	13%	12%	13%
Total yield	100%	100%	100%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014		2013	2014	2013
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (barrels per day ("bpd") in thousands)	342.2		295.9	318.2	308.6
Crude oil and feedstocks throughput (bpd in thousands)	344.1		298.1	320.4	311.3
Total crude oil and feedstocks throughput (millions of barrels)	31.7		27.4	87.5	85.0
Gross refining margin per barrel of throughput (Note 4)	$10.78		$3.66	$10.18	$4.67
Operating expense per barrel of throughput (Note 5)	$3.99		$4.61	$5.22	$4.76
Crude and feedstocks (% of total throughput) (Note 6):
Heavy	17%		26%	19%	23%
Medium	47%		42%	48%	45%
Light	21%		20%	20%	21%
Other feedstocks and blends	15%		12%	13%	11%
Total throughput	100%		100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	44%		44%	45%	44%
Distillates and distillate blendstocks	36%		36%	36%	37%
Lubes	2%		3%	2%	3%
Chemicals	2%		2%	2%	2%
Other	15%	15	15%	14%	14%
Total yield	99%		100%	99%	100%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	154.6		150.2	147.1	140.7
Crude oil and feedstocks throughput (bpd in thousands)	151.4		147.9	145.5	139.4
Total crude oil and feedstocks throughput (millions of barrels)	13.9		13.6	39.7	38.0
Gross refining margin per barrel of throughput (Note 4)	$16.73		$6.97	$16.14	$14.28
Operating expense per barrel of throughput (Note 5)	$5.36		$4.87	$5.61	$5.16
Crude and feedstocks (% of total throughput) (Note 6):
Medium	35%		45%	35%	39%
Light	63%		51%	63%	58%
Other feedstocks and blends	2%		4%	2%	3%
Total throughput	100%		100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	50%		47%	50%	48%
Distillates and distillate blendstocks	37%		39%	37%	38%
Chemicals	6%		6%	6%	5%
Other	9%		8%	9%	9%
Total yield	102%		100%	102%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in thousands, except share and per share data)

			Three Months Ended		Nine Months Ended
RECONCILIATION OF NET INCOME TO			September 30,		September 30,
ADJUSTED PRO FORMA NET INCOME (Note 1)			2014	2013	2014	2013

Net income (loss) attributable to PBF Energy Inc.			$140,970	(19,848)	$239,374	$8,384
	Add:	Net income (loss) attributable to the noncontrolling interest (Note 7)	24,408	(45,045)	152,416	103,604
	Less:	Income tax expense (benefit) (Note 8)	(9,812)	17,973	(61,271)	(41,338)
Adjusted pro forma net income (loss)			$155,566	$(46,920)	$330,519	$70,650

Diluted weighted-average shares outstanding of PBF Energy Inc. (Note 9)			97,344,515	39,575,429	72,071,903	30,748,901
Conversion of PBF LLC Series A Units (Note 10)			—	57,243,672	25,319,764	66,724,155
Pro forma shares outstanding - diluted			97,344,515	96,819,101	97,391,667	97,473,056

Adjusted pro forma net income (loss) (per fully exchanged, fully diluted shares outstanding)			$1.60	$(0.48)	$3.39	$0.72

			Three Months Ended		Nine Months Ended
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA			September 30,		September 30,
(Note 11)			2014	2013	2014	2013

Net income (loss)			$170,012	$(64,893)	$399,120	$111,988
Add:	Depreciation and amortization expense		68,010	27,435	135,887	81,530
Add:	Interest expense, net		24,374	26,242	75,831	69,561
Add:	Income tax expense (benefit)		95,260	(19,311)	158,413	(898)
EBITDA			$357,656	$(30,527)	$769,251	$262,181

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA (Note 11)

EBITDA			$357,656	$(30,527)	$769,251	$262,181
Add:	Stock based compensation		2,454	773	5,377	2,750
Add:	Change in tax receivable agreement liability		(2,990)	8,095	(2,990)	8,095
Add:	Non-cash change in fair value of catalyst lease obligations		(5,543)	2,363	(1,204)	(3,118)
Add:	Non-cash change in fair value of inventory repurchase obligations		—	888	—	(12,985)
Add:	Non-cash deferral of gross profit on finished product sales		—	(3,299)	—	(31,329)
Adjusted EBITDA			$351,577	$(21,707)	$770,434	$225,594

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 4)
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	September 30, 2014		September 30, 2013
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	per barrel of throughput	$	per barrel of throughput
Gross margin	$322,083	$7.10	$(21,580)	$(0.53)
Less: Revenues of PBFX	(14,744)	(0.32)	—	—
Add: Operating expenses	202,625	4.41	192,647	4.69
Add: Refinery depreciation	64,386	1.41	24,116	0.59
Gross refining margin	$574,350	$12.60	$195,183	$4.75

	Nine Months Ended		Nine Months Ended
	September 30, 2014		September 30, 2013
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	per barrel of throughput	$	per barrel of throughput
Gross margin	$746,567	$5.89	$266,927	$2.17
Less: Revenues of PBFX	(22,526)	(0.18)	—	—
Add: Operating expenses	682,246	5.34	601,245	4.89
Add: Refinery depreciation	125,294	0.99	72,071	0.59
Gross refining margin	$1,531,581	$12.04	$940,243	$7.65

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted Pro Forma information is presented in this table as management believes that these Non-GAAP measures when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses this measure to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are explained in footnotes 7 through 10.

(2) Effective with the completion of the initial public offering (or PBFX Offering) of PBF Logistics LP (or PBFX) on May 14, 2014, we now operate in two reportable segments, Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. The Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. The Logistics segment includes the operations of PBFX, a growth-oriented master limited partnership which owns and operates logistics assets, currently consisting of the Delaware City Rail Terminal, the Toledo Truck Terminal and DCR West Rack. The Logistics segment's results include financial information of the predecessor of PBFX for periods presented prior to May 13, 2014, and the financial information of PBFX for the period beginning May 14, 2014, the completion date of the PBFX Offering. In addition, the Logistics segment's financial information has also been retrospectively adjusted to include the historical results of the DCR West Rack acquisition for all periods presented through September 30, 2014, the date of the acquisition. Prior to the PBFX Offering and the DCR West Rack acquisition, PBFX's assets were operated within the refining operations of PBF Energy's Delaware City and Toledo refineries. The assets did not generate third party or intra-entity revenue and were not considered to be a separate reportable segment. All intercompany transactions are eliminated in our consolidated financial statements and are included in Eliminations, as applicable.

(3) As reported by Platts.

(4) Gross refining margin and gross refining margin per barrel of throughput are non-GAAP measures because they exclude operating expenses, refinery depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and they provide useful information to investors because gross refining margin per barrel is a better metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner.

(5) Represents refinery operating expenses, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(6) We define heavy crude oil as crude oil with an American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with an API gravity between 24 and 35 degrees. We define light crude oil as crude oil with an API gravity higher than 35 degrees.

(7) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC other than PBF Energy Inc., as if such members had fully exchanged their Series A Units for shares of the PBF Energy's Class A common stock.

(8) Represents an adjustment to reflect the company's statutory corporate tax rate of approximately 40.2% for the 2014 periods and 39.9% for the 2013 periods applied to the net income attributable to the noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF Energy Company LLC Series A Units as described in footnote 7.

(9) Represents weighted-average diluted shares outstanding assuming the full exchange of common stock equivalents, including options and warrants for PBF LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method. Common stock equivalents excludes the effects of options to purchase 1,976,875 and 1,991,875 shares of PBF Energy Class A common stock because they are anti-dilutive for the three and nine months ended September 30, 2014, respectively. Common stock equivalents excludes the effects of options to purchase 731,250 shares of PBF Energy Class A common stock because they are anti-dilutive for the three and nine months ended September 30, 2013.

(10) Represents an adjustment to weighted-average diluted shares to assume the full exchange of existing PBF LLC Series A Units as described in footnote 7 above if not included in the diluted weighted-average shares outstanding as described in footnote 9 above.

(11) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. We use these non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.